                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:


[ ]      Preliminary Proxy Statement


[ ]      Confidential For Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))


[X]      Definitive Proxy Statement


[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant toss. 240.14a - 11(c) or  240.14a-12

                             URANIUM RESOURCES, INC.
    -------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


         Payment of Filing Fee (Check the appropriate box):



[X]      No fee required


[ ] Fee computed on table below per Exchange Act Rules l4a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
(5)  Total fee paid:

         -----------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by the Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         -----------------------------------------------------------------------
(1)  Amount Previously Paid:

         -----------------------------------------------------------------------
(2)  Form, Schedule or Registration No.:

         -----------------------------------------------------------------------
(3)  Filing Party:

         -----------------------------------------------------------------------
(4)  Date Filed:

                             URANIUM RESOURCES, INC.
                          12750 MERIT DRIVE, SUITE 720
                               DALLAS, TEXAS 75251

                NOTICE OF SOLICITATION OF STOCKHOLDERS' CONSENTS

To the Stockholders of URANIUM RESOURCES, INC.:

         NOTICE IS HEREBY GIVEN that Uranium Resources, Inc., a Delaware corporation (the "Company"), is soliciting the consent of its stockholders to the following actions:

         1. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, par value $0.001 per share, from the current 35,000,000 shares to 100,000,000 shares; and

         2. To approve an amendment to the Company's 1995 Stock Incentive Plan to increase the number of shares of the Company's Common Stock, $0.001 par value per share, eligible for issuance under the Plan from 1,250,000 shares to 4,000,000 shares.

         Only stockholders of record at the close of business on February 27, 2001, are entitled to notice of and to receive the form of consent.

PURSUANT TO RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS YOU MAY DELIVER THE ENCLOSED STOCKHOLDERS' CONSENT TO THE COMPANY BY SENDING A FACSIMILE OF YOUR SIGNED AND DATED CONSENT TO THE ATTENTION OF THE SECRETARY OF THE COMPANY AT
(972) 387-7779. ONLY COMPLETE REPRODUCTIONS OF THE ORIGINAL CONSENT MAY BE ACCEPTED AS VALIDLY DELIVERED CONSENTS.

IN THE ALTERNATIVE, YOU MAY DATE AND SIGN THE ENCLOSED STOCKHOLDERS' CONSENT AND RETURN IT PROMPTLY either by hand or by certified or registered mail, return receipt requested, IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

                                    By Order of the Board of Directors



                                    /s/ Thomas H. Ehrlich
                                    ---------------------------------------
                                        Thomas H. Ehrlich, Secretary
Dallas, Texas
March 7, 2001

                             URANIUM RESOURCES, INC.
                          12750 MERIT DRIVE, SUITE 720
                               DALLAS, TEXAS 75251

                                 PROXY STATEMENT

                                       FOR

                     SOLICITATION OF STOCKHOLDERS' CONSENTS


         This Proxy Statement is furnished to stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the consent of stockholders to the corporate actions set forth in the accompanying Notice. The approximate date on which this Proxy Statement and the enclosed Consent will first be sent to stockholders is March 7, 2001. The Company is bearing the costs of producing and distributing this Proxy Statement.


                          ACTION TO BE TAKEN BY CONSENT

         Stockholders are requested to consent to an amendment to the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock, par value $0.001 per share (the "Common Stock"), from 35,000,000 to 100,000,000. Stockholders are also requested to consent to an amendment to the Company's 1995 Stock Incentive Plan (the "1995 Plan") to increase the number of shares of the Company's Common Stock eligible for issuance under the 1995 Plan from 1,250,000 shares to 4,000,000 shares.

         A consent may be revoked at any time by a stockholder by giving written notice to the Secretary of the Company, which notice must be received prior to the time at which the Company has received the requisite number of consents necessary to approve the proposed corporate action for which the stockholder intends to revoke its consent.


         Stockholders are encouraged to return consents as soon as possible. A consent will not be effective to take the action set forth in the Notice unless it is received by the Company by April 28, 2001.


         PURSUANT TO RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS YOU MAY DELIVER THE ENCLOSED CONSENT TO THE COMPANY BY SENDING A FACSIMILE OF YOUR SIGNED AND DATED CONSENT TO THE ATTENTION OF THE SECRETARY OF THE COMPANY AT
(972) 387-7779. ONLY COMPLETE REPRODUCTIONS OF THE ORIGINAL CONSENT MAY BE ACCEPTED AS VALIDLY DELIVERED CONSENTS.

         In the alternative, you may date and sign the enclosed stockholders' consent and return it promptly either by hand or by certified or registered mail, return receipt requested, in the enclosed envelope.

                                VOTING SECURITIES

         The record date set by the Board of Directors to determine those stockholders entitled to consent to the corporate actions is February 27, 2001. Only stockholders of record at the close of business on that date will be entitled to consent to the corporate actions. At the close of business on that date, there were issued and outstanding 22,929,778 shares of the Company's Common Stock entitled to one vote per share.

         Under Delaware law and the Company's Bylaws, the consent of a majority of shares outstanding is required to amend the Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 35,000,000 to 100,000,000.


         Under the rules and regulations of the Internal Revenue Code and the terms of the 1995 Plan, the consent of the holders of a majority of the shares as to which consents are submitted to the Company (but not less than a majority of the shares necessary to constitute a quorum at a meeting of stockholders) is required to amend the 1995 Plan to increase the number of shares of the Company's Common Stock eligible for issuance under the 1995 Plan from 1,250,000 to 4,000,000. Under Delaware law and the Company's Bylaws a quorum is present at a meeting of stockholders when 33 1/3% of the outstanding shares are present.



         Abstention from consenting will have the practical effect of voting against the foregoing matters since it is one less consent for approval.


BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK


         The following table sets forth, as of February 28, 2001, certain information regarding persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Shown separately in the second table below is information regarding the beneficial ownership of the Company's Common Stock by (i) each director of the Company,
(ii) each of the executive officers, and (iii) all directors and executive officers as a group.


PRINCIPAL STOCKHOLDERS


                                            AMOUNT AND NATURE OF BENEFICIAL                     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNERSHIP(1)                            OF CLASS(2)
------------------------------------        -------------------------------                    ----------
Rudolf J. Mueller                                      5,537,700(3)                               23.0%
c/o The Winchester Group
153 East 53rd Street, Suite 5101
New York, NY 10022

Arnold Spellun                                         2,187,500(4)                                9.2%
529 Fifth Avenue
8th Floor
New York, NY  10017







--------------------------
(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.



(2) The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.


(3) Includes (i) 78,300 shares owned by members of Mr. Mueller's family in which Mr. Mueller shares voting and dispositive power, and (ii) 1,125,000 shares obtainable at $0.20 per share pursuant to warrants that are exercisable through August 21, 2005.


(4) Includes 937,500 shares obtainable at $0.20 per share pursuant to warrants that are exercisable through August 21, 2005.

                                            AMOUNT AND NATURE OF BENEFICIAL                     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNERSHIP(1)                            OF CLASS(2)
------------------------------------        -------------------------------                    ----------
Robert M. Manning                                      1,924,850(5)                                8.2%
119 Cooper Ave.
Upper Mont Clair, NJ  07043

Murdock Capital Partners                               1,750,000(6)                                7.4%
520 Madison Avenue
40th Floor
New York, NY  10022

Central Bank and Trust Co. Trustee
  of the John C. Mull IRA                              2,250,000(7)                                9.5%
P.O. Box 1366
Hutchinson, KS  67504-1366

Lindner Allocation Fund
7711 Carondelet Avenue                                 1,583,609                                   6.9%
Suite 700
Clayton, MO 63105

Santa Fe Pacific Gold Corporation
(a wholly owned subsidiary of                          1,200,000                                   5.2%
Newmont Gold Company)
1700 Lincoln Street
Denver, CO  80203

Lindner Market Neutral Fund
7711 Carondelet Avenue                                   383,341(8)                                1.7%
Suite 700
Clayton, MO 63105









--------------------------
(5) Includes 618,750 shares obtainable at $0.20 per share pursuant to warrants that are exercisable through August 21, 2005.


(6) Includes 750,000 shares obtainable at $0.20 per share pursuant to warrants that are exercisable through August 21, 2005.

(7) Includes 750,000 shares obtainable at $0.20 per share pursuant to warrants that are exercisable through August 21, 2005.


(8) Lindner Market Neutral Fund and Lindner Allocation Fund are under the common control of Lindner Asset Management, Inc.

DIRECTORS AND EXECUTIVE OFFICERS


               NAME OF                    AMOUNT AND NATURE OF
          BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)             PERCENT OF CLASS(2)
          ----------------               -----------------------             -------------------
          Paul K. Willmott                   494,512(3)                             2.0%

          Leland O. Erdahl                   157,323(4)                             0.7%

          George R. Ireland                  194,073(5)                             0.8%

         Richard A. Van Horn                 148,416(6)                             0.6%

           Mark S. Pelizza                   320,568(7)                             1.3%

          Thomas H. Ehrlich                  112,060(8)                             0.5%

All executive officers and directors
       as a group (6 persons)              1,426,952(9)                             5.9%









--------------------------
(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.


(2) The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but not deemed outstanding for computing the percentage ownership of any other person.


(3) Includes 451,249 shares that may be obtained by Mr. Willmott through the exercise of stock options that are currently exercisable or will become exercisable within 60 days. Does not include 954,201 shares that may be obtained by Mr. Willmott through the exercise of stock options exercisable more than 60 days from the date hereof.



(4) Includes 124,250 shares that may be obtained by Mr. Erdahl through the exercise of stock options that are currently exercisable or will become exercisable within 60 days. Does not include 1,750 shares that may be obtained by Mr. Erdahl through the exercise of stock options exercisable more than 60 days from the date hereof.



(5) Includes 123,500 shares that may be obtained by Mr. Ireland through the exercise of stock options that are currently exercisable or will become exercisable within 60 days. Does not include 1,500 shares that may be obtained by Mr. Ireland through the exercise of stock options exercisable more than 60 days from the date hereof.



(6) Includes 95,083 shares that may be obtained by Mr. Van Horn through the exercise of stock options that are currently exercisable or will become exercisable within 60 days. Does not include 548,917 shares that may be obtained by Mr. Van Horn through the exercise of stock options exercisable more than 60 days from the date hereof.



(7) Includes 49,047 shares that may be obtained by Mr. Pelizza through the exercise of stock options that are currently exercisable or will become exercisable within 60 days. Does not include 523,850 shares that may be obtained by Mr. Pelizza through the exercise of stock options exercisable more than 60 days from the date hereof.



(8) Includes 79,660 shares that may be obtained by Mr. Ehrlich through the exercise of stock options that are currently exercisable or will become exercisable within 60 days. Does not include 537,800 shares that may be obtained by Mr. Ehrlich through the exercise of stock options exercisable more than 60 days from the date hereof.



(9) Includes 922,789 shares that may be obtained through the exercise of stock options that are currently exercisable or will become exercisable within 60 days.

                             EXECUTIVE COMPENSATION



         The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for the years ended December 31, 2000, 1999 and 1998 paid to the Company's Chief Executive Officer and certain other executive officers of the Company.



SUMMARY COMPENSATION TABLE



                             ANNUAL COMPENSATION                                     LONG-TERM COMPENSATION
                             -------------------                                     ----------------------
                                                                                  SECURITIES
                                                                 OTHER            UNDERLYING         ALL OTHER
 NAME AND PRINCIPAL                  SALARY      BONUS    ANNUAL COMPENSATION(1)   OPTIONS        COMPENSATION(2)
       POSITION           YEAR        ($)         ($)             ($)                 (#)               ($)
 ------------------       ----       ------      -----    --------------------    ----------      ---------------
Paul K. Willmott(3)       2000      $198,799       $0            $1,152             750,000            $1,788
Chairman, President       1999      $187,859       $0              $942                  --            $9,818
and Chief Executive       1998      $200,701       $0              $561              40,000            $1,887
Officer

Richard A. Van Horn(4)    2000      $134,982       $0            $3,189             500,000            $1,686
Senior Vice President-    1999      $115,283       $0              $863                  --           $11,036
Operations                1998      $132,749       $0            $1,960              25,000            $1,200

Mark S. Pelizza           2000      $104,924       $0            $5,636             500,000            $1,533
Vice President -          1999       $95,384       $0            $7,456                  --            $6,166
Health, Safety and        1998      $107,634       $0            $6,386               9,000            $1,010
Environmental Affairs

Thomas H. Ehrlich(5)      2000      $105,237       $0              $100             500,000            $1,358
Vice President and        1999       $94,069       $0              $200                  --            $7,309
Chief Financial           1998      $107,260       $0              $297              12,000            $1,050
Officer



SUPPLEMENTAL HEALTH CARE PLAN



         The Company has adopted a health care plan (the "Supplemental Plan") for the officers of the Company and certain of the employees of the Company, which supplements the standard health care plan available to all eligible employees of the Company (the "Standard Plan"). The Supplemental Plan pays directly to the participant 80% of all out-of-pocket medical and dental expenses not covered under the Standard Plan, including deductibles and co-insurance amounts. Additionally, the Supplemental Plan provides to each participant $100,000 of accidental death and dismemberment insurance protection and a worldwide medical assistance benefit. Each participant in the Supplemental Plan may receive a maximum annual benefit of $50,000 or $100,000, at the Company's option. The Company pays an annual premium under the Supplemental Plan equal to $250 per participant plus 10% of claims paid. There are currently ten officers and employees covered by the Supplemental Plan.









--------------------------
(1) Representes amount paid for out-of-pocket medical and dental expenses under the Company's Supplemental Health Care Plan.



(2) Represents contributions made by the Company under the Company's 401(k) Profit Sharing Plan (see "401(k) Profit Sharing Plan" below) and compensation in shares of the Company's Common Stock under the 1999 Deferred Compensation Plan (See "Deferred Compensation Plans" below). The shares issued under the 1999 Deferred Compensation Plan were valued at $0.375 per share, which exceeded the fair market value of such shares when issued.



(3) Salary for 2000 and 1999 includes $90,000 and $99,904, respectively which was deferred under the Company's 1999 Deferred Compensation Plan and 2000-2001 Deferred Compensation Plan.



(4) Salary for 2000 includes $20,800 that was deferred under the Company's 2000-2001 Deferred Compensation Plan.



(5) Salary for 2000 and 1999 includes $17,140 and $6,163, respectively which was deferred under the Company's 1999 Deferred Compensation Plan and 2000-2001 Deferred Compensation Plan.

401(k) PROFIT SHARING PLAN



         The Company maintains a defined contribution profit sharing plan for employees of the Company (the "401(k)") that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of six months of employment, subject to minimum age requirements. Each year the Company makes a contribution to the 401(k) out of its current or accumulated net profits (as defined) in an amount determined by the Board of Directors but not exceeding 15% of the total compensation paid or accrued to participants during such fiscal year. The Company's contributions are allocated to participants in amounts equal to 25% (or a higher percentage, determined at the Company's discretion) of the participants' contributions, up to 4% of each participant's gross pay. For the plan year ended July 31, 2000, the Company contributed amounts equal to 25% of the participant's contributions, up to 4% of gross pay. For the plan years ended July 31, 1999 and July 31, 1998, the Company contributed amounts equal to 25% of the participant's contributions, up to 4% of gross pay. Participants become 20% vested in their Company contribution account for each year of service until full vesting occurs upon the completion of five years of service. Distributions are made upon retirement, death or disability in a lump sum or in installments.



EMPLOYEES' STOCK OPTION PLANS



         On December 19, 1995 the Company's stockholders approved the 1995 Stock Incentive Plan (the "1995 Plan") for key employees of the Company. The 1995 Plan initially authorized grants of incentive stock options and non-qualified options to purchase up to an aggregate of 750,000 shares of Common Stock. In 1998 the Company adopted an amendment to the 1995 Plan which increased the number of shares of Common Stock authorized to be issued to 1,250,000 shares. The Stock Option Committee of the Board of Directors is responsible for the administration of the 1995 Plan and has the full authority, subject to the provisions of the 1995 Plan, to determine to whom and when to grant options and the number of shares of Common Stock covered by each grant.



         Pursuant to this Proxy Statement, the stockholders of the Company are being asked to consent to an amendment to the 1995 Plan to increase the number shares of Common Stock subject to the 1995 Plan to 4,000,000.
(See Proposal 2, Approval of Amendment to the 1995 Stock Incentive Plan.)



         As of February 28, 2001, a total of 3,079,145 shares are reserved for issuance upon exercise of currently outstanding options granted under the 1995 Plan, of which the grant of options covering 2,725,500 shares was contingent upon the approval of the stockholders to the increase in the number of shares subject to the 1995 Plan (Proposal 2). As of that date 920,855 shares were reserved for issuance pursuant to options that may be granted in the future under the 1995 Plan, of which 24,500 shares are contingent upon the approval of the stockholders to the increase in the number of shares subject to the 1995 Plan (Proposal 2). No shares have been issued upon the exercise of options under the 1995 Plan.



         The Company also maintains an Employee's Stock Option Plan under which the Company may grant non-qualified options. As of February 28, 2001, a total of 268,137 shares are reserved for issuance under options outstanding under that plan.



DEFERRED COMPENSATION PLANS



         Under the Company 1999 Deferred Compensation Plan (the "1999 Plan") executive officers and directors of the Company and its subsidiaries were permitted to defer until January 11, 2006 up to 100% of their 1999 salary. At the time of the deferral election, a participant could elect to receive payment of up to 100% of the deferred amount of salary in shares of the Company's Common Stock. A total of $231,844 was deferred under the 1999 Plan of which $50,116 was paid by issuing 302,939 shares of the Company's Common Stock at $0.375 per share.



         The Company also has a 2000-2001 Deferred Compensation Plan (the "2000-2001 Plan"). Under that plan executive officers and directors of the Company and its subsidiaries were permitted to defer up to 100% of their 2000 and 2001 salary with payment thereof to be made on January 11, 2006. On or before that date, the participant may elect to receive the deferred amount in shares of the Company's Common Stock valued at $0.20 per share. At January 31, 2001, a total of $171,813 has been deferred under that plan, and no elections have yet been made to convert any such amounts into shares.

OPTION GRANTS IN LAST FISCAL YEAR



         The following table sets forth certain information with respect to options granted, subject to stockholder approval (see Proposal 2), to the executive officers named in the Summary Compensation Table in the fiscal year ended December 31, 2000.



                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                                                                                                PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                                          FOR OPTION TERM
                                      -----------------                                       ---------------------

                                             PERCENT OF
                             NUMBER OF      TOTAL OPTIONS
                            SECURITIES       GRANTED TO     EXERCISE OF
                            UNDERLYING      EMPLOYEES IN     BASE PRICE
            NAME          OPTIONS GRANTED    FISCAL YEAR     ($/SHARE)    EXPIRATION DATE    5% ($)      10% ($)
            ----          ---------------   -------------   ------------  ---------------    ------      -------
  Paul K. Willmott           750,000            33.3%          $0.20         09/27/2010      $94,334     $239,061

  Richard A. Van Horn        500,000            22.2%          $0.20         09/27/2010      $62,889     $159,374

  Mark S. Pelizza            500,000            22.2%          $0.20         09/27/2010      $62,889     $159,374

  Thomas H. Ehrlich          500,000            22.2%          $0.20         09/27/2010      $62,889     $159,374

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES



          The following sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 2000 and the year-end value of unexercised options held by each of the executive officers named in the Summary Compensation Table.



                                                                        NUMBER OF
                                                                        SECURITIES            VALUE OF
                                                                        UNDERLYING           UNEXERCISED
                                       SHARES      VALUE REALIZED       UNEXERCISED         IN-THE-MONEY
                                    ACQUIRED ON    --------------   OPTIONS AT FISCAL     OPTIONS AT FISCAL
              NAME                  EXERCISE (#)         ($)           YEAR END (#)         YEAR END ($)
              ----                  ------------         ---        -----------------     -----------------

                                                                        EXERCISABLE/         EXERCISABLE/
                                                                       UNEXERCISABLE        UNEXERCISABLE
                                                                       -------------        -------------
Paul K. Willmott(1)                      --              --              100,000/0               **
                                                                         100,000/0               **
                                                                         40,200/0                **
                                                                         37,670/0                **
                                                                       19,710/6,570              **
                                                                       20,000/20,000             **
                                                                         0/750,000               **
                                                                         19,000/0                **
                                                                          1,000/0                **

Richard A. Van Horn(2)                   --              --            41,250/13,750             **
                                                                       12,500/12,500             **
                                                                         0/500,000               **

Mark S. Pelizza(3)                       --              --              14,437/0                **
                                                                          9,360/0                **
                                                                        5,775/1,925              **
                                                                        4,500/4,500              **
                                                                         0/500,000               **

Thomas H. Ehrlich(4)                     --              --              35,000/0                **
                                                                          4,260/0                **
                                                                       10,500/3,500              **
                                                                        6,000/6,000              **
                                                                         0/500,000               **







--------------------------
** Represents an option whose grant price is above the December 31, 2000 closing price on the Pink Sheets.



(1) Based on the closing price on the Pink Sheets on December 31, 2000 ($0.05) less the grant prices of $4.13, $8.38, $6.88, $9.75, $7.125, $2.9375, $0.20,
$4.25 and $5.88, respectively.



(2) Based on the closing price on the Pink Sheets on December 31, 2000 ($0.05) less the grant price of $5.50 $2.9375, and $0.20 respectively.



(3) Based on the closing price on the Pink Sheets on December 31, 2000 ($0.05) less the grant price of $2.94, $9.75, $7.125 $2.9375, and $0.20 respectively.



(4) Based on the closing price on the Pink Sheets on December 31, 2000 ($0.05) less the grant price of $6.94, $9.75, $7.125 $2.9375, and $0.20 respectively

DIRECTOR COMPENSATION



         Under the Company's Directors' Stock Option Plan ("Directors' Plan"), each new non-employee director elected or appointed to the Board of Directors for the first time is granted an option to purchase 20,000 shares of Common Stock as of the date of such election or appointment and, upon the re-election of a non-employee director at an annual meeting of the Company's stockholders, such director is granted an option to purchase an additional 1,000 shares as of the date of such election. As of December 31, 2000, a total of 71,000 shares are reserved for issuance upon exercise of options granted under the Directors' Plan and 50,500 shares were reserved for exercise upon the future grant of options under the Directors' Plan.



         Mr. Erdahl holds options covering 26,000 shares under the Directors' Plan. Mr. Ireland holds options covering 25,000 shares under the Directors' Plan. Mr. Willmott holds options covering 20,000 shares under the Directors' Plan.



         In addition, Messrs. Ireland and Erdahl each hold options to purchase 100,000 shares of Common Stock. Those options were not granted under the Directors' Plan. On November 17, 1997, the expiration date of the options was extended for three years until 2001 and the exercise price was increased by $0.25 per share.



         Compensation for 2000 to the non-employee directors was awarded at the rate of $3,000 per quarter plus $1,000 per meeting attended of the Board and committees of the Board. Each director deferred a total of $16,000 in 2000 under the 2000-2001 Plan, which represented all of their compensation for that year.



COMPENSATION AGREEMENTS WITH KEY EXECUTIVES



         In June 1997 the Company entered into Compensation Agreements with each of the executive officers named in the compensation table that provide that in the event of a change in control of the Company, the executive will have certain rights and benefits for a period of either twenty-four or thirty-six months following such change in control. The agreements specify that the executive will continue to receive compensation and benefits for the remainder of the applicable period if the Company terminates the executive or if the executive terminates his employment following the occurrence of certain actions without the executive's consent. However, the Company is not obligated to provide such rights and benefits to the executive if the executive was terminated for cause.


                              APPROVAL OF AMENDMENT
                    TO RESTATED CERTIFICATE OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK
                                  (PROPOSAL 1)

         The Board of Directors recommends that Article 4 of the Company's Restated Certificate of Incorporation be amended in order to increase the number of authorized shares of Common Stock which the Company is authorized to issue from 35,000,000 shares to 100,000,000 shares.


          As of February 27, 2001 the Company's authorized capital stock consisted of 35,000,000 shares of Common Stock, of which 22,929,778 shares were issued and outstanding. As of that date 180,000 shares of Common Stock were subject to issuance pursuant to a convertible note, 5,625,000 shares were issuable upon the exercise of outstanding warrants and 1,989,928 shares of Common Stock were subject to issuance pursuant to the Company's 2000-2001 Deferred Compensation Plan. In addition 3,142,782 shares of Common Stock were subject to issuance upon the exercise of options outstanding on February 27, 2001, and options to purchase 475,500 shares of Common Stock at $.19 per share were issued by the Stock Option Committee on February 28, 2001 to officers and key employees of the Company under the 1995 Plan. The holders of Common Stock have no preemptive rights to subscribe for any securities of the Company.


         On February 9, 2001, the Board of Directors adopted an amendment to
Article 4 of the Restated Certificate of Incorporation, subject to stockholder approval, to increase the number of authorized shares of Common Stock from 35,000,000 shares to 100,000,000 shares. Pursuant to this Proxy Statement, the stockholders of the Company are being asked to consent to the proposed amendment to Article 4. The consent of a majority of the shares of Common Stock outstanding on the record date is required to adopt the proposed amendment to
Article 4.

         The form of Article 4 of the Restated Certificate of Incorporation, as it is proposed to be amended, is attached to this Proxy Statement as Annex A.

         If this Proposal 1 is approved by the stockholders, the proposed amendment to the Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur promptly after receipt of the consents of a majority of the outstanding shares of Common Stock.

REASONS FOR INCREASING AUTHORIZED COMMON STOCK

         The market price of Uranium is currently below the Company's cost to produce Uranium and the price needed to obtain the necessary financing to allow development of new production areas at the Company's South Texas sites. The Company ceased production activities in 1999 at both of its two producing properties because of depressed Uranium prices. In 1999 and the first quarter of 2000 the Company monetized all of its remaining long-term Uranium sales contracts and sold certain of its property and equipment to maintain a positive cash position.


         In August 2000, the Company raised $750,000 of equity by the issuance of 7.5 million shares of Common Stock at $0.10 per share to a group of private investors. The investors were also issued five-year warrants to purchase an aggregate of 5,625,000 shares of Common Stock at an exercise price of $0.20 per share. In August 2000 the Company also reached an agreement with Texas regulatory authorities and the Company's bonding company, that was finalized in October 2000, that provided the Company access to up to $3.6 million in additional funding, of which $1,175,000 has been released to the Company to date and has been used by the Company to perform restoration at the Company's Kingsville Dome and Rosita mine sites in South Texas. The term of the agreement runs through the end of 2001.


         On January 31, 2001 the Company obtained a $250,000 loan by issuing demand notes to private investors. Principal on the notes is due upon demand by the noteholders, and interest is due and payable on the first day of every May, August, November and February at the rate of 11% per annum. Holders of the notes have the right, but not the obligation, to purchase Common Stock or other equity securities offered by the Company in any subsequent private placements by paying for such purchase by forgiving unpaid interest and/or principal due and unpaid on the notes at $0.08 per share. The loan should permit the Company to remain in operation through March 15, 2001.


         If the Company's stockholders approve the amendment to the Company's Restated Certificate of Incorporation, the Company intends to sell 26,062,500 shares of Common Stock in a private placement at $0.08 per share ($2.085 million) pursuant to a Stock Purchase Agreement that the Company has entered into with a group of private investors, including the holders of the demand notes. Under that Agreement the Company will file a Registration Statement with the Securities and Exchange Commission registering for resale the shares issued pursuant to the Stock Purchase Agreement and the shares issued and issuable upon the exercise of warrants issued in the August 2000 private placement within 60 days of the closing date of the private placement. In order to file the Registration Statement the Company must prepare audited financial statements. Funds from the private placement will be used to pay for such an audit.



         The 26,062,500 shares to be issued in the private placement will represent approximately 53% of the outstanding Common Stock of the Company. The completion of the private placement will result in a significant dilution of the current stockholders' equity in the Company. Mr. Rudolf J. Mueller and Mr. Robert M. Manning, each of whom participated in the August private placement, individually own more than five percent of the Company's Common Stock and are investors in the proposed private placement.



         Assuming that the Company is able to continue funding its restoration of the Kingsville Dome and Rosita mine sites through extensions to its agreement with Texas regulatory authorities and the Company's bonding company, the Company estimates that the $2.085 million from the private placement should provide it with the resources to remain operating into approximately the first quarter of 2003. Additional funds will be required for the Company to continue operating after that date. The Company's current agreement with the Texas regulatory authorities and its bonding company extends through 2001. The Company cannot guarantee that it will be able to extend such agreement beyond 2001, or that any extension of the agreement that is negotiated will contain the same terms and conditions as the current agreement.

         The funds will be used for funding the overhead operations of the Company pending an increase in the price of Uranium that will allow the Company to resume operations. If such an increase should occur, the Company will require additional capital resources to fund the costs to resume production and to fund the development of its undeveloped properties. There is no assurance the Company will be successful in raising such capital or that Uranium prices will recover to levels which would enable the Company to operate profitably.

         In addition to the Company's need for capital, the proposed increase in the authorized shares of Common Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, acquisitions, financing transactions, employee benefit plan issuances, and such other corporate purposes as may arise. Having such authorized Common Stock available for issuance in the future will give the Company greater flexibility and will allow additional shares of Common Stock to be issued without the expense and delay of a stockholders' meeting. Such a delay might deny the Company the flexibility the Board views as important in facilitating the effective use of the Company's securities.

OTHER CONSIDERATIONS

         If the proposal to increase the authorized shares of Common Stock is approved, the additional authorized shares will be part of the existing class of such Common Stock and will increase the number of shares of Common Stock available for issuance by the Company but will have no effect upon the terms of the Common Stock or the rights of the holders of such shares. However, if the Company completes the proposed private placement, the current stockholders' equity will be significantly diluted. If and when issued, the proposed additional authorized shares of Common Stock will have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of Common Stock will not have preemptive rights to purchase additional shares of Common Stock.

         The future issuance of additional shares of Common Stock on other than a pro rata basis would dilute the ownership and voting power of current stockholders. Such additional shares also could be used to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by the Company's officers and directors to be opposed to such acquisition, which might impede the completion of a merger, tender offer or other takeover attempt. The mere existence of such a block of authorized but unissued shares and the Board's ability to issue such shares without stockholder approval might deter a bidder from seeking to acquire shares of the Company on an unfriendly basis. While the authorization of additional shares of Common Stock might have such effects, the Board of Directors of the Company does not intend or view the proposed increase in authorized Common Stock as an anti-takeover measure, and no transaction of that type is being considered.


                            APPROVAL OF AMENDMENT TO
                            1995 STOCK INCENTIVE PLAN
                                  (PROPOSAL 2)



         On December 19, 1995, the Company's stockholders approved the Company's 1995 Stock Incentive Plan (the "Plan") for key employees of the Company. The 1995 Plan enables the Company to provide incentives to employees to perform well in a difficult and rapidly changing environment in the Uranium mining industry. The 1995 Plan originally authorized grants of incentive stock options and non-qualified options to purchase up to an aggregate of 750,000 shares of Common Stock. On June 5, 1998 the stockholders approved an amendment to the 1995 Plan to increase the number of shares subject to the 1995 Plan to 1,250,000.



         On September 27, 2000, the Board of Directors of the Company, subject to obtaining the approval of stockholders, adopted an amendment to the 1995 Plan to increase the number shares of Common Stock subject to the 1995 Plan to 4,000,000; and the Stock Option Committee of the Board of Directors issued, subject to stockholder approval of the increase in shares eligible for issuance under the 1995 Plan, incentive stock options to purchase 2.25 million shares of the Company's Common Stock to executive officers at a price of $0.20 per share. See "Option Grants in Last Fiscal Year." On February 28, 2001 the Stock Option Committee issued to officers and key employees of the Company options under the 1995 Plan to purchase 475,500 shares of Common Stock at $.19 per share as set forth in the following table:



                 NAME                                       NUMBER OF SHARES
                 ----                                       ----------------
Paul K. Willmott                                                 291,300

Thomas H. Ehrlich                                                52,200

Richard A. Van Horn                                              64,000

Mark S. Pelizza                                                  32,400

Other employees                                                  35,600



         As of February 28, 2001 the Company had 22 employees eligible for participation under the 1995 Plan, and there were outstanding options to purchase an aggregate of 3,079,145 shares of Common Stock under the 1995 Plan, including the options referenced in the foregoing table.



         Pursuant to this Proxy Statement, the stockholders of the Company are being asked to consent to the proposed amendment to the 1995 Plan. The consent of the holders of a majority of the shares as to which consents are submitted to the Company (but not less than a majority of the shares necessary to constitute a quorum at a meeting of stockholders) is required to amend the 1995 Plan. Such a quorum is present at a meeting of stockholders when 33 1/3% of the outstanding shares are present.



         The essential features of the 1995 Plan are outlined below, but such description is qualified in its entirety by reference to the 1995 Plan, which is attached hereto as Exhibit B.



         TYPES OF AWARDS. Under the 1995 Plan, the Company may grant awards of stock options to its key employees and to the key employees of its subsidiaries.



         ADMINISTRATION. The 1995 Plan is administered by the Compensation Committee of the Board of Directors composed of no fewer than two disinterested members. Subject to the terms of the 1995 Plan, the Compensation Committee determines, among other matters, persons to whom awards are granted, type of award granted, number of options granted, vesting schedule, type of consideration to be paid to the Company upon exercise of options and the terms of any option (which cannot exceed ten years). The Compensation Committee may also, in its discretion, issue new options in exchange for the surrender and cancellation of options previously issued under the 1995 Plan.



         NUMBER OF SHARES. The Company may issue options to purchase an aggregate of 4,000,000 shares of Common Stock under the 1995 Plan.


         STOCK OPTION TERMS. The Company may grant both incentive stock options ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which are not qualified as incentive stock options ("non-qualified options"). Incentive stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant. The exercise price of incentive stock options granted to holders of more than 10% of the Common Stock must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options cannot exceed five years. The exercise price of non-qualified stock options will be determined by the Compensation Committee on the date of grant but may not be less than 85% of the fair market value of the Common Stock on that date.


         Options granted under the 1995 Plan are not transferable, otherwise than by will or the laws of descent and distribution, and during the lifetime of the option holder, options are exercisable only by such option holder. Stock options granted pursuant to the 1995 Plan terminate upon termination of employment, except that in the event of the death or permanent and total disability of the option holder, the option may be exercised by the holder (or his estate, as the case may be), until the first to occur of the expiration of the option period or the expiration of one year after the date of death or permanent or total disability, and except that upon an employees retirement stock options may be extended at the sole discretion of the Compensation Committee for a period of three months following retirement (but in no event beyond the expiration date of the option). The exercise price may be paid in cash, in shares of Common Stock (valued at fair market value at the date of exercise), by delivery of a promissory note or by a combination of such means of payment, as may be determined by the Compensation Committee.


         CHANGE IN CONTROL; ADJUSTMENT IN NUMBER OF OPTION SHARES. Upon a Change of Control (as defined in Section 9 of the 1995 Plan) of the Company, all stock options granted under the 1995 Plan will become exercisable in full. Also, in the event the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another company, whether as a result of a stock split, stock dividend, combination or exchange of shares, merger or otherwise, each share subject to an unexercised option will be substituted for the number and kind of shares of stock into which each share of outstanding Common Stock is to be changed or for which each such share is to be exchanged and the option price will be increased or decreased proportionately.


         FEDERAL INCOME TAX CONSEQUENCES--STOCK OPTIONS. Neither the Company nor the optionee will recognize taxable income or deduction for federal income tax purposes from the grant or exercise of an incentive stock option. When an optionee sells stock acquired upon exercise of an incentive stock option, the optionee will be taxed at long-term capital gain rates if the stock has been held for at least one year and the option was granted at least two years prior to the date of sale ("Holding Period Requirements"). If the optionee fails to meet the Holding Period Requirements, the difference between the exercise price and the fair market value of the stock at the time of exercise will be taxable to the optionee as ordinary income and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee if the Company complies with applicable withholding requirements and if the amount qualifies as an ordinary and necessary business expense to the Company. Although the optionee will not recognize taxable income for federal income tax purposes upon the exercise of an incentive stock option, the difference between the exercise price and fair market value of the shares at the time of exercise gives rise to an adjustment in calculating alternative minimum taxable income.

         Neither the Company nor the optionee will recognize taxable income or deduction from the grant of a non-qualified stock option. At the time of exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock. The Company will be entitled to a deduction for tax purposes in an amount equal to the ordinary income recognized by the optionee, if the Company complies with applicable tax withholding requirements.


         AMENDMENT OF PLAN. The Board of Directors may at any time and from any time alter, amend, suspend, or discontinue the 1995 Plan, except no such action may be taken without stockholder approval which materially increases the benefits to participants under the 1995 Plan, materially increases the number of shares to be issued, materially extends the period for granting awards, or materially modifies the requirements as to eligibility. In addition, no such action may be taken which adversely affects the rights of a participant under the 1995 Plan without his consent.



         VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT TO THE 1995 PLAN. Approval of the amendment to the 1995 Plan requires the consent of a majority of the shares of Common Stock necessary to establish a quorum at a meeting of stockholders.



         Stockholders should note that because employee directors (subject to re-election and stockholder approval) may in the future receive stock options under the 1995 Plan, the current employee directors of the Company have a personal interest in the proposal and its approval by stockholders. However, the members of the Board of Directors believe that the amendment is in the best interests of the Company and its stockholders.


                          REQUIRED VOTE OF STOCKHOLDERS

         The increase in the authorized shares of the Company's Common Stock requires amending the Company's Restated Certificate of Incorporation. The Company is a Delaware corporation and under the laws of the State of Delaware the Company is required to obtain the approval of its stockholders to any amendment to the Company's Restated Certificate of Incorporation. Approval of the amendment to the Company's Restated Certificate of Incorporation requires the consent of the holders of a majority of the Company's outstanding Common Stock.

         The increase in the number of shares eligible for issuance under the 1995 Plan requires amending the 1995 Plan. Approval of the amendment to the 1995 Plan requires the consent of the holders of a majority of the shares as to which consents are submitted to the Company (but not less than a majority of the shares necessary to constitute a quorum at a meeting of stockholders). Such a quorum is present at a meeting of stockholders when 33 1/3% of the outstanding shares are present.



         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS CONSENT TO THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK AND CONSENT TO THE AMENDMENT TO THE 1995 PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ELIGIBLE FOR ISSUANCE UNDER THE 1995 PLAN.


                              STOCKHOLDER PROPOSALS

         Any proposals that stockholders of the Company desire to have presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 31, 2001.





Dallas, Texas
March 7, 2001

                                     ANNEX A

                PROPOSED AMENDMENT TO THE URANIUM RESOURCES, INC.
                      RESTATED CERTIFICATE OF INCORPORATION

         Article 4 of the Uranium Resources, Inc. Restated Certificate of Incorporation shall be deleted in its entirety and replaced with the following:

                                    ARTICLE 4

                  The total number of shares of all classes of stock which the Corporation has authority to issue is 100,000,000 shares with a par value of $0.001 per share. The shares are designated as Common Stock and have identical rights and privileges in every respect. The holders of the stock of the Corporation shall have no preemptive rights to subscribe for any securities of the Corporation.

                                     ANNEX B

                             URANIUM RESOURCES, INC.
                            1995 STOCK INCENTIVE PLAN

                  1. General. This Stock Incentive Plan (the "Plan") provides eligible employees of Uranium Resources, Inc., (the "Company") with the opportunity to acquire or expand their equity interest in the Company by making available for purchase Common Shares, par value $.001 per share, of the Company ("Common Shares"), through the granting of nontransferable options to purchase Common Shares ("Stock Options"). It is intended that key employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Stock Options that do not so qualify ("Non-qualified Stock Options"). No provision of the Plan is intended or shall be construed to grant employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Option from qualifying under Section 422 of the Code.

                  2. Purpose of the Plan. The purpose of the Plan is to provide continuing incentives to key employees of the Company and of any subsidiary corporation of the Company, by encouraging such key employees to acquire new or additional share ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

                  For purposes of the Plan, a "subsidiary corporation" consists of any corporation at least fifty percent (50%) of the stock of which is directly or indirectly owned or controlled by the Company.

                  3. Effective Date of the Plan. The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any grants made hereunder shall be null and void. However, if the Plan is so approved, no further shareholder approval shall be required with respect to the making of grants pursuant to the Plan, except as provided in Section 10 hereof.

                  4. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or by any other committee selected by such Board of Directors by majority vote and composed of no fewer than two (2) members of such Board of Directors (the "Committee"). No person shall be appointed to the Committee who, during the one-year period immediately preceding such person's appointment to the Committee, has received any grants of Stock Options under the Plan or any similar stock option or stock incentive plan, other than a formula-based plan, maintained by the Company or any subsidiary corporation. A member of the Committee shall not be eligible to participate in this Plan while serving on the Committee.


                  A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts unanimously approved in writing by the members of the Committee) shall constitute binding acts of the Committee.


                  Subject to the terms and conditions of the Plan, the Committee shall be authorized and empowered:

                           (a) To select the key employees to whom grants may be
made;

                           (b) To determine the number of Common Shares to be
covered by any Grant;

                           (c) To prescribe the terms and conditions of any
grants made under the Plan, and the form(s) and agreement(s) used in connection with such grants, which shall include agreements governing the granting of Stock Options;

                           (d) To determine the time or times when Stock Options
will be granted and when they will terminate in whole or in part;

                           (e) To determine the time or times when Stock Options
that are granted may be exercised;

                           (f) To determine whether new options can be issued in
exchange for the surrender and cancellation of options previously issued under the Plan;

                           (g) To determine, at the time a Stock Option is
granted under the Plan, whether such Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code; and

                           (h) To establish any other Stock Option agreement
provisions not inconsistent with the terms and conditions of the Plan or, where the Stock Option is an Incentive Stock Option, with the terms and conditions of
Section 422 of the Code.

                  5. Employees Eligible for Grants. Grants may be made from time to time to those key employees of the Company or a subsidiary corporation, who are designated by the Committee in its sole and exclusive discretion. Key employees may include, but shall not necessarily be limited to, members of the Board of Directors (excluding members of the Committee), and officers, of the Company and any subsidiary corporation; however, Stock Options intended to qualify as Incentive Stock Options shall only be granted to key employees while actually employed by the Company or a subsidiary corporation. The Committee may grant more than one Stock Option to the same key employee. No Stock Option shall be granted to any key employee during any period of time when such key employee is on a leave of absence.


                  6. Shares Subject to the Plan. The shares to be issued pursuant to any Stock Option granted under the Plan shall be Common Shares. Either Common Shares held as treasury stock, or authorized and unissued Common Shares, or both, may be so issued, in such amount or amounts within the maximum limits of the Plan as the Board of Directors shall from time to time determine.


                  Subject to the provisions of the next succeeding paragraph of this Section 6 and the provisions of Section 7(h), the aggregate number of Common Shares that can be actually issued under the Plan shall be four million (4,000,000) Common Shares.

                  If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Stock Option (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and
(ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to a Stock Option, the provisions of the Plan, and to any related Stock Option agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any grants hereunder.

                  7. Stock Option Provisions.

                           (a) General. The Committee may grant to key employees
(also referred to as "optionees") nontransferable Stock Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify. However, any Stock Option which is an Incentive Stock Option shall only be granted within 10 years from the earlier of (i) the date this Plan is adopted by the Board of Directors of the Company; or (ii) the date this Plan is approved by the shareholders of the Company.


                           (b) Stock Option Price. The option price per Common
Share which may be purchased under an Incentive Stock Option under the Plan shall be determined by the Committee at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a Common Share, determined as of the date such Option is granted; however, if a key employee to whom an Incentive Stock Option is granted is, at the time of the grant of such Option, an "owner," as defined in Section 422(b)(6) of the Code (modified as provided in Section 424(d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (a "Substantial Shareholder"), the price per Common Share of such Option, as determined by the Committee, shall not be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date such Option is granted. The option price per Common Share under each Stock Option granted pursuant to the Plan which is not an Incentive Stock Option shall be determined by the Committee at the time of Grant. Except as specifically provided above, the fair market value of a Common Share shall be determined in accordance with procedures to be established by the Committee. The day on which the Committee approves the granting of a Stock Option shall be considered the date on which such Option is granted.


                           (c) Period of Stock Option. The Committee shall
determine when each Stock Option is to expire. However, no Stock Option shall be exercisable for a period of more than ten (10) years from the date upon which such Option is granted. Further, no Incentive Stock Option granted to an employee who is a Substantial Shareholder at the time of the grant of such Option shall be exercisable after the expiration of (5) years from the date of grant of such Option.

                           (d) Limitation on Exercise and Transfer of Stock
Options. Only the key employee to whom a Stock Option is granted may exercise such Option, except where a guardian or other legal representative has been duly appointed for such employee, and except as otherwise provided in the case of such employee's death. No Stock Option granted hereunder shall be transferable by an optionee other than by will or the laws of descent and distribution. No Stock Option granted hereunder may be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process.

                           (e) Employment, Holding Period Requirements For
Certain Options. The Committee may condition any Stock Option granted hereunder upon the continued employment of the optionee by the Company or by a subsidiary corporation, and may make any such Stock Option immediately exercisable. However, the Committee will require that, from and after the date of grant of any Incentive Stock Option granted hereunder until the day three (3) months prior to the date such Option is exercised, such optionee must be an employee of the Company or of a subsidiary corporation, but always subject to the right of the Company or any such subsidiary corporation to terminate such optionee's employment during such period. Each Stock Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Committee. Upon completion of such requirements, if any, a Stock Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to whole shares.

                           (f) Payment for Stock Option Price. A Stock Option
shall be exercised by an optionee giving written notice to the Company of his intention to exercise the same, accompanied by full payment of the purchase price in cash or by check, or, with the consent of the Committee, in whole or in part with a promissory note or with a surrender of Common Shares having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Committee may, in its sole discretion, approve other methods of exercise for a Stock Option or payment of the option price, provided that no such method shall cause any option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code, or cause any Common Share issued in connection with the exercise of an option not to be a fully paid and non-assessable Common Share.

                           (g) Certain Reissuances of Stock Options. To the
extent Common Shares are surrendered by an optionee in connection with the exercise of a Stock Option in accordance with Section 7(f), the Committee may in its sole discretion grant new Stock Options to such optionee (to the extent Common Shares remain available for grants), subject to the following terms and conditions:


                                    (i) The number of Common Shares shall be
equal to the number of Common Shares being surrendered by the optionee;

                                    (ii) The option price per Common Share shall
be equal to the fair market value of Common Shares, determined on the date of exercise of the Stock Options whose exercise caused such Grant; and

                                    (iii) The terms and conditions of such Stock
Options shall in all other respects replicate such terms and conditions of the Stock Options whose exercise caused such Grant, except to the extent such terms and conditions are determined to not be wholly consistent with the general provisions of this Section 7, or in conflict with the remaining provisions of this Plan.

                           (h) Cancellation and Replacement of Stock Options and
Related Rights. The Committee may at any time or from time to time permit the voluntary surrender by an optionee who is the holder of any outstanding Stock Options under the Plan, where such surrender is conditioned upon the granting to such optionee of new Stock Options for such number of shares as the Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Stock Options. The Committee shall determine the terms and conditions of new Stock Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Stock Options surrendered. Any such new Stock Options shall be subject to all the relevant provisions of this Plan. The Common Shares subject to any Stock Option so surrendered, shall no longer be charged against the limitation provided in
Section 6 of this Plan and may again become shares subject to the Plan. The granting of new Stock Options in connection with the surrender of outstanding Stock Options under this Plan shall be considered for the purposes of the Plan as the granting of new Stock Options and not an alteration, amendment or modification of the Plan or of the Stock Options being surrendered.

                           (i) Limitation on Exercisable Incentive Stock
Options. The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a key employee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other incentive stock options granted by the Company, or by a parent or subsidiary thereof.

         8. Termination of Employment. If a key employee ceases to be an employee of the Company and every subsidiary corporation, for a reason other than death, retirement, or permanent and total disability, his Stock Options shall, unless extended by the Committee on or before his date of termination of employment, terminate on the effective date of such termination of employment. Neither the key employee nor any other person shall have any right after such date to exercise all or any part of his Stock Options.


         If termination of employment is due to death or permanent and total disability, then outstanding Stock Options may be exercised within the one (1) year period ending on the anniversary of such death or permanent and total disability. In the case of death, such outstanding Stock Options shall be exercised by such key employee's estate, or the person designated by such key employee by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Stock Option be exercisable after the expiration of the option period, and in the case of exercises made after a key employee's death, not to any greater extent than the key employee would have been entitled to exercise such Option at the time of his death.


         Subject to the discretion of the Committee, in the event a key employee terminates employment with the Company and all subsidiary corporations because of normal or early retirement, any then-outstanding Stock Options held by such key employee shall lapse at the earlier of the end of the term of such Stock Option or three (3) months after such retirement or permanent and total disability.

         In the event an employee of the Company or one of its subsidiary corporations is granted a leave of absence by the Company or such subsidiary corporation to enter military service or because of sickness, his employment with the Company or such subsidiary corporation shall not be considered terminated, and he shall be deemed an employee of the Company or such subsidiary corporation during such leave of absence or any extension thereof granted by the Company or such subsidiary corporation.

         9. Change of Control. Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options granted under this Plan shall become immediately exercisable in full.

         For purposes of this Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company; (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, fifty-one percent (51%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In making any such determination, transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.


         Notwithstanding the provisions of subparagraph (iv) of this Section 9, "person" is used in that subparagraph shall not include any holder who was the beneficial owner of more than ten percent (10%) of the voting securities of the Company on the date the Plan was adopted by the Board of Directors.


         10. Amendments to Plan. The Committee is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Company, the Committee may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of shareholders, shall any action of the Committee or the Board of Directors result in:

             (a) Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof; or

             (b) Materially increasing, except as provided in Section 6 hereof, the maximum number of shares subject to Stock Options; except to conform this Plan and any agreements made hereunder to changes in the Code or governing law.

         11. Investment Representation, Approvals and Listing. The Committee may, if it deems appropriate, condition its grant of any Stock Option hereunder upon receipt of the following investment representation from the optionee:

         "I agree that any Common Shares of Uranium Resources, Inc., which I may acquire by virtue of this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or
         (ii) there is presented to Uranium Resources, Inc., an opinion of counsel satisfactory to Uranium Resources, Inc., to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended."

         The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of any Stock Option granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such shares to listing on any national securities exchange on which the Common Shares may be listed; (iii) the completion of any registration or other qualifications of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable; and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.


         12. General Provisions. The form and substance of Stock Option agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiary corporations, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Stock Option agreement shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of a Stock Option, until such time as Common Shares are actually issued to such optionee pursuant to the exercise of such Option. This Plan may be assumed by the successors and assigns of the Company. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The cash proceeds received by the Company from the issuance of Common Shares pursuant to this Plan will be used for general corporate purposes. The expense of administering this Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.


         13. Termination of This Plan. This Plan shall terminate on October 11, 2005, and thereafter no Stock Options shall be granted hereunder. All Stock Options outstanding at the time of termination of this Plan shall continue in full force and effect according to their terms and the terms and conditions of this Plan.